UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-A

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FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

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QNB CORP.

(Exact name of registrant as specified in its charter)

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Pennsylvania	23-2318082
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

15 North Third Street, P.O. Box 9005
Quakertown, Pennsylvania	18951-9005
(Address of principal executive offices)	(Zip Code)

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Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.625 per share	The Nasdaq Stock Market LLC

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If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates (if applicable): N/A

Securities to be registered pursuant to Section 12(g) of the Act: None

EXPLANATORY NOTE

This Registration Statement on Form 8-A (this “Form 8-A”) is being filed by QNB Corp. (the “Company”) with the Securities and Exchange Commission (the “Commission”) in connection with the listing of the Company’s common stock, par value $0.625 per share (the “Common Stock”), with The Nasdaq Stock Market LLC (“Nasdaq”) under the trading symbol “QNBC.” The Common Stock is currently quoted on the OTCQX Best Market under the trading symbol “QNBC.”

Item 1. Description of Registrant’s Securities to be Registered.

The description of the Common Stock to which this Form 8-A relates, as may be amended from time to time, contained in Exhibit 4.1 of the Company’s most recent Annual Report on Form 10-K, as filed with the Commission on March 11, 2021, is incorporated herein by reference.

The Company expects the listing and trading of the Common Stock on Nasdaq to commence on August 20, 2026 under the trading symbol “QNBC.”

Item 2. Exhibits.

Pursuant to the Instructions as to Exhibits for Form 8-A, no exhibits are required to be filed, because no other securities of the Company are registered on Nasdaq, and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

QNB CORP.

Date: August 19, 2026	By:	/s/ Jeffrey Lehocky
Jeffrey Lehocky
Chief Financial Officer